Exhibit 99.06

                                Southern Company
                               Financial Overview

                            (In Millions of Dollars)

                                                 3 Months Ended March
                                      -----------------------------------------
                                          2005          2004         % Change
                                          ----          ----         --------

 Consolidated -

 Operating Revenues                      $2,864        $2,732           4.8%
 Earnings Before Income Taxes               402           454         -11.4%
 Net Income                                 323           331          -2.5%

 Alabama Power -

 Operating Revenues                        $970          $960           1.0%
 Earnings Before Income Taxes               113           153         -26.1%
 Net Income Available to Common              93            91           2.9%

 Georgia Power -

 Operating Revenues                      $1,370        $1,199          14.3%
 Earnings Before Income Taxes               227           225           0.9%
 Net Income Available to Common             142           144          -1.0%

 Gulf Power -

 Operating Revenues                        $225          $215           4.5%
 Earnings Before Income Taxes                22            27         -17.0%
 Net Income Available to Common              15            17         -13.0%

 Mississippi Power -

 Operating Revenues                        $215          $210           2.6%
 Earnings Before Income Taxes                28            29          -1.9%
 Net Income Available to Common              17            17          -2.1%

 Savannah Electric -

 Operating Revenues                         $89           $72          22.5%
 Earnings Before Income Taxes                 2             4         -58.4%
 Net Income Available to Common               1             3         -77.2%

 Southern Power -

 Operating Revenues                        $153          $176         -13.0%
 Earnings Before Income Taxes                38            44         -15.2%
 Net Income Available to Common              23            27         -15.1%

Notes
-----

-Certain prior year data has been reclassified to conform with current year presentation.
-Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.